Contacts:
Matt Zachowski, Intermarket Communications, +1 (212) 888-6115, matt@intermarket.com
Christine Gildea, NYFIX, +1 (212) 809-3180, christine.gildea@nyfix.com

NYFIX SIDEKICK IOI/AT SERVICE REACHES CRITICAL MASS
AS EIGHT LEADING BROKER-DEALERS JOIN COMMUNITY
Over 100 Brokers Now Sending IOIs and Advertised Trades to More Than 150 Institutions

NEW YORK, December 13, 2006 – NYFIX, Inc. (Pink Sheets: NYFX) today announced that eight of the leading global broker-dealers have signed agreements for the real-time distribution of Indications of Interest (IOIs) and Advertised Trades (ATs) to the buy-side via NYFIX. These firms – BNY Brokerage, Credit Suisse, Deutsche Bank, Jefferies & Company, Inc., JPMorgan, Knight Capital Group, Lehman Brothers and Merrill Lynch – join charter providers Citigroup, Goldman Sachs and Morgan Stanley within a community of over 100 broker-dealers now sending IOIs and ATs to more than 150 buy-side institutions over the NYFIX infrastructure.

One of the signing brokers, Lehman Brothers, has decided to leverage its long-time relationship with NYFIX to enhance the way it distributes this type of data to its trading counterparties. “We view NYFIX as a thought leader in the space and are excited about the innovations they are bringing to this area,” said Ben Chrnelich, CAO Equity Liquid Markets, Lehman Brothers. “We look forward to expanding this partnership and creating efficiencies for our mutual buy-side clients.”

An Indication of Interest, or IOI, is an expression of intention to buy or sell securities broadcast by broker-dealers to its institutional counterparties. This information is distributed with the hope of finding an opposite party for the transaction, thus creating a natural (institution to institution) trade execution for a broker-dealer. In early 2006, NYFIX launched its Sidekick® IOI/AT service to deliver IOIs and ATs to buy-side trading desktops and Order Management Systems. Key features of the service include NYFIX’s advanced filtering capability and data validation tools, designed so that only relevant information is delivered to buy-side traders. The IOI/AT service has seen a steady increase in counterparty connectivity since its launch.

“As a neutral provider of innovative technology solutions surrounding the trade lifecycle, NYFIX is uniquely positioned to provide quality information in a segment where we believe that spam and distorted data are the norm,” said Barry Smith, head of Business Development at NYFIX. “In our view, this IOI/AT service produces a better user experience for the buy-side while creating more trading opportunities for the sell-side.”

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The NYFIX Sidekick service offers buy-side firms Indications of Interest/Advertised Trades sent by sell-side brokers through Sidekick IOI/AT, and real-time execution quality analysis through Sidekick eQTM. Sidekick was developed to deliver value-added services to the more than 450 clients utilizing the NYFIX market infrastructure platform at more than 5,000 customer sites around the globe.

About NYFIX, Inc.
NYFIX, Inc. is an established provider to the domestic and international financial markets of trading workstations, trade automation and communication technologies and, through its registered broker-dealer subsidiaries, execution services. NYFIX connects one of the industry's largest communities of broker-dealers, institutions and exchanges. We maintain our principal office on Wall Street in New York City, with other offices in San Francisco, Stamford, CT, Hong Kong, London and Tokyo ,

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to market and develop its products. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward- looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. All trademarks, trade names, logos, and service marks referenced herein belong to NYFIX, Inc.

SOURCE: NYFIX, Inc.

Please visit http://www.nyfix.com for more information about NYFIX.

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